UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 26, 2004

UNITED SECURITY BANCSHARES

(Exact name of registrant as specified in its chapter)

CALIFORNIA	000-32897	91-2112732
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1525 E. Shaw Ave, Fresno, California 93710
(Address of principal executive offices)

Registrant’s telephone number: (559) 248-4943

Item 2.                     Acquisition or Disposition of Assets.

On April 23, 2004, pursuant to an Agreement and Plan of Reorganization dated December 11, 2003, Taft National Bank (“TNB”) was acquired by United Security Bancshares (the “Registrant) through a merger and will operate as a subsidiary of Registrant.

As of December 31, 2003, TNB had total assets of $50.4 million, comprising $5.7 million in cash and due from banks, $13.9 million in federal funds sold and investment securities, $26.5 million in net loans and leases, $1.4 in bank premises and equipment, and $2.9 million in other assets.  Total liabilities at December 31, 2003 amounted to $46.8 million, including $45.8 million in deposits.

The total consideration to be paid to TNB shareholders amounts to approximately 241,574 shares of Registrant’s Common Stock valued at just over approximately $6 million.

Item 7. Exhibits.

(c) Exhibits

99.1    Press Release dated April 23, 2004 - United Security Bank Completes Acquisition of Taft National Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2004	/S/ Kenneth L. Donahue
Senior Vice President and
Chief Financial Officer